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                                                                   Exhibit 10.26

                               Daou Systems, Inc.

                        INCENTIVE STOCK OPTION AGREEMENT
                                  -Executive-

     This Stock Option Agreement is made and entered into this 10th Day of December 2002, pursuant to the DAOU SYSTEMS, INC. 1996 Stock Option Plan (the "Plan"). Any terms not defined in this Agreement will have the meanings ascribed to such terms in the Plan. The Committee administering the Plan has selected Neil R. Cassidy (the "Optionee") to receive the following grant of an incentive stock option ("Stock Option") to purchase shares of the common stock of DAOU SYSTEMS, INC., a Delaware corporation (the "Corporation"), on the terms and conditions set forth below to which Optionee accepts and agrees:

1.   Stock Options Granted:

Number of Shares Subject to Option                                        50,000
Date of Grant                                                       May 17, 2002
Vesting Commencement Date                                           May 17, 2002
Exercise Price Per Shares                                                  $1.15
Expiration Date                                                     May 17, 2012

2. The Stock Option is granted pursuant to the Plan to purchase the number of shares of authorized but unissued common stock of the Corporation specified in
Section 1 (the "Shares"). The Stock Option will expire, and all rights to exercise it will terminate on the earliest of: (a) the date provided below in Sections 4, 5 and 6, (b) the Expiration Date, and (c) such earlier date as provided in the Plan. The number of shares subject to the Stock Option granted pursuant to this Agreement will be adjusted as provided in the Plan.

3. The Stock Option will be exercisable in all respects in accordance with the terms of the Plan which are incorporated herein by this reference. Optionee acknowledges having received and read a copy of the Plan.

4. Optionee will have the right to exercise the Stock Option in accordance with the following schedule:

     a) the Stock Option will vest in thirty-six equal increments on the monthly anniversary of the Date of Grant through May 17, 2005.

     b) Any of these 50,000 Stock Options that are unvested at the time of a Change in Control immediately will vest and become exercisable in the event of a Change in Control. For purposes of this Section, "Change in Control" is defined to have occurred if, and only if:

               (1) any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity or person, or any syndicate or group deemed to be a person under Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is or becomes the "beneficial owner" (as defined in Rule 13d-3 of the General

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Rules and Regulations under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities entitled to vote in the election of directors of the Company;

               (2) there occurs a reorganization, merger, consolidation or other corporate transaction involving the Company ("Transaction"), in each case, with respect to which the stockholders of the Company immediately prior to such Transaction do not, immediately after the Transaction, own more than fifty percent (50%) of the combined voting power of the Company or other corporation resulting from such Transaction; or

               (3) all or substantially all of the assets of the Company are sold, liquidated or distributed.

     c) In the event that Optionee's employment with the Corporation is terminated without "Cause" or Optionee terminates his employment for Good Reason pursuant to the terms of Optionee's Employment Agreement with the Corporation, dated as of October 2, 2000 (the "Employment Agreement") (which terms are incorporated by this reference), all unvested Stock Options will immediately vest and become exercisable and the Stock Option will not expire until the Expiration Date defined in Section 1 of this Agreement.

     d) Continued Employment. Except as described in this Section and Section 7 of the Employment Agreement, vesting of the Options pursuant to this Agreement is earned only by continuing as an employee of the Company at the will of the Company (not through the act of being granted the Option or acquiring shares under this Agreement). This Agreement, the transactions contemplated under it and the vesting schedule set forth in this Agreement do not constitute an express or implied promise of continued engagement for the vesting period, for any period, or at all.

     e) The right to exercise the Stock Option will be cumulative. Optionee may buy all, or from time to time any part, of the maximum number of shares which are exercisable under the Stock Option, but in no case may Optionee exercise the Stock Option with regard to a fraction of a share, or for any share for which the Stock Option is not exercisable.

5. The Stock Option will lapse and becomes unexercisable in full on the earliest of the following events:

     a)   the first anniversary of the Optionee's death, as provided below in
Section 6;

     b) the first anniversary of the date the Optionee ceases to be an Employee due to total and permanent disability, as provided below in Section 6;

     c) the date otherwise provided below in Section 6, unless the Committee otherwise extends such period before the applicable expiration date (if permissible pursuant to applicable tax regulation)

     d) the date provided in Section 9 of the Plan for a transaction described in such Section; or

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     e)    the date the Optionee files or has filed against him or her, a petition in bankruptcy.

6. Except as described in Section 4 of this Stock Option Agreement, if Optionee ceases to be an Employee for any reason other than his or her death or disability, the Optionee will have the right, subject to the other provisions of this Agreement, to exercise the Stock Option for 30 days after his or her termination of employment, but not beyond the otherwise applicable term of the Option and only to the extent that on such date of termination of employment the Optionee's right to exercise such Option had vested, and at the end of such 30-day period the Stock Option will expire, and all rights to exercise it will terminate.

     a) For purposes of this Section 6, employment will be deemed to terminate on the date the Optionee ceases active employment with the Corporation or any Affiliate, unless the Optionee's reemployment rights are guaranteed by statute or contract.

     b) If Optionee dies while an Employee, or after ceasing to be an Employee but during the period while he or she could have exercised an Option under the preceding sub-Sections (a) or (b), the Option granted to the Optionee may be exercised, to the extent it has vested at the time of death and subject to the Plan, at any time within 12 months after the Optionee's death, by the executors or administrators of his or her estate or by any person or persons who acquire the Option by will or the laws of descent and distribution, but not beyond the otherwise applicable term of the Option.

     c) If Optionee ceases to be an Employee due to becoming totally and permanently disabled within the meaning of Section 22(e)(3) of the Code, the Stock Option may be exercised to the extent it has vested at the time of cessation and, subject to the Plan, at any time within 12 months after the Optionee's termination of employment, but not beyond the otherwise applicable term of the Stock Option.

7. The Optionee agrees to comply with all laws, rules, and regulations applicable to the grant and exercise of the Stock Option and the sale or other disposition of the common stock of the Corporation received pursuant to the exercise of such Stock Option.

8. The Corporation will not be under any obligation to issue any Shares upon the exercise of this Stock Option unless and until the Corporation has determined that:

     (i) it and Optionee have taken all actions required to register such Shares under the Securities Act, or to perfect an exemption from the registration requirements thereof;

     (ii) any applicable listing requirement of any stock exchange on which such Shares are listed has been satisfied; and

     (iii) all other applicable provisions of state and federal law have been satisfied.

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     IN WITNESS WHEREOF, each of the parties hereto has executed this Stock
Option Agreement, in the case of the Corporation by its duly authorized officer, as of the date and year written above.

OPTIONEE                                      DAOU SYSTEMS, INC.,
                                              a Delaware corporation

   /s/ Neil R. Cassidy                        By: /s/ James T. Roberto
----------------------------------                ------------------------------
         (signature)                               James T. Roberto
                                              Its: Chief Executive Officer
                                                   & President

    Neil R. Cassidy
----------------------------------
       (Type or Print Name)

Address: 412 Creamery Way
         -------------------------
         Suite 300
         -------------------------
         Exton, PA 19341
         -------------------------



                      [SIGNATURE PAGE TO DAOU SYSTEMS, INC.
                        INCENTIVE STOCK OPTION AGREEMENT]

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